Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Class A ordinary shares, par value US$0.000005 per share, of ECARX Holdings Inc., a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of January 19, 2026.

Eric Li (Li Shufu)

/s/ Eric Li (Li Shufu)

Minghao Group Limited

By:	/s/ Eric Li (Li Shufu)
Name:	Eric Li (Li Shufu)
Title:	Director

Fu&Li Industrious Innovators Limited

By:	/s/ Eric Li (Li Shufu)
Name:	Eric Li (Li Shufu)
Title:	Director

Geely Investment Holding Ltd.

By:	/s/ Zhang Quan
Name:	Zhang Quan
Title:	Director